Exhibit 99.4

ASBURY AUTOMOTIVE GROUP ANNOUNCES PRIVATE OFFERING OF ADDITIONAL SENIOR NOTES DUE 2028 AND ADDITIONAL SENIOR NOTES DUE 2030

Duluth, Georgia – September 14, 2020. Asbury Automotive Group, Inc. (NYSE: ABG) (“Asbury”) announced today that it intends to offer up to $250.0 million aggregate principal amount of additional senior notes, which will consist of senior notes due 2028 (the “Additional 2028 Notes”) and senior notes due 2030 (the “Additional 2030 Notes” and together with the Additional 2028 Notes, the “Additional Notes”). The offering will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes of each series are part of the same issuance of, and will rank equally and form a single series, respectively, with the $280.0 million outstanding aggregate principal amount of Asbury’s 4.50% senior notes due 2028 (the “2028 Notes”), and the $320.0 million outstanding aggregate principal amount of Asbury’s 4.75% senior notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Existing Notes”), which were issued on February 19, 2020. The Additional Notes of each series will have the same terms as the Existing Notes of each series, including being guaranteed, jointly and severally, by each existing and future restricted subsidiary of Asbury that guarantees Asbury’s existing senior credit facility.

The Additional Notes of each series are being offered (i) to repay $150.0 million in aggregate principal amount of a 4.00% promissory note due August 2021 and $50.0 million in aggregate principal amount of a 4.00% promissory note due February 2022 used to finance the recently completed acquisition of certain assets of the Park Place Dealership group pursuant to that certain Asset Purchase Agreement, dated as of July 6, 2020 (collectively, the “Acquisition”), (ii) to repay approximately $50.0 million in aggregate principal amount outstanding under our revolving credit facility, (iii) to pay all fees and expenses in connection with this offering and (iv) for general corporate purposes, which may include the repayment of additional indebtedness outstanding under our revolving credit facility or other indebtedness under our senior credit facility.

The Additional Notes of each series and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act, and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Additional Notes of each series have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Additional Notes of any series in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements relating to our goals, plans and projections regarding industry and general economic trends, our expected financial position, the expected terms or timeline of the offering of the Additional 2028 Notes and the Additional 2030 Notes, the anticipated use of proceeds from the offering of the Additional 2028 Notes and the Additional 2030 Notes, the anticipated cost savings, synergies, revenue enhancement strategies and other expected benefits from the Acquisition, results of operations or market position and our business strategy. Such statements can generally be identified by words such as “may,” “target,” “could,” “would,” “will,” “should,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee” and other similar words or phrases. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 2, 2020, and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed on May 11, 2020 and July 31, 2020, respectively, all of which are on file with the U.S. Securities and Exchange Commission (the “SEC”), and may be contained in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.

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